EX-99.906CERT

CERTIFICATION

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended June 30, 2026 of the Diamond Hill Securitized Credit Fund (the “Registrant”).

Mehdi Mahmud, Principal Executive Officer, and Brandon Webster, Principal Financial Officer, of the Diamond Hill Securitized Credit Fund (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2026 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer Diamond Hill Securitized Credit Fund	Principal Financial Officer Diamond Hill Securitized Credit Fund

/s/ Mehdi Mahmud	/s/ Brandon Webster
Mehdi Mahmud Date: August 26, 2026	Brandon Webster Date: August 26, 2026

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.